Exhibit 1.1

7,676,250 American Depositary Shares

Representing

46,057,500 Ordinary Shares, par value US$0.001 per share

CHINA KANGHUI HOLDINGS

UNDERWRITING AGREEMENT

            , 2010

            , 2010

Morgan Stanley & Co. International plc

Piper Jaffray & Co.

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

China Kanghui Holdings, an exempted company limited by shares incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) 5,340,000 American Depositary Shares, representing 32,040,000 ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company, and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose severally to sell to the several Underwriters 1,335,000 American Depositary Shares, representing 8,010,000 Ordinary Shares (the 6,675,000 American Depositary shares to be sold by the Company are hereinafter collectively referred to as the “Firm ADSs”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,001,250 American Depositary Shares, representing 6,007,500 Ordinary Shares (the 1,001,250 additional American Depositary Shares to be sold by the Company are hereinafter collectively referred to as the “Additional ADSs”), if and to the extent that Morgan Stanley & Co. International plc and Piper Jaffray & Co., as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter collectively referred to as the “Firm Shares,” the Ordinary Shares represented by the Additional ADSs are hereinafter collectively referred to as the “Additional Shares” and the Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [—], 2010 (the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive six Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the ADSs. The registration statement relating to the Shares as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “preliminary prospectus” means any prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

The Representatives have agreed to reserve a portion of the ADSs to be purchased by them under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The ADSs to be sold by the Representatives and their affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Reserved ADSs.” Any Reserved ADSs not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and the ADS Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(c).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an exempted company limited by shares in good standing under the laws of the Cayman Islands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole. The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e) The Company’s subsidiaries have been identified in Schedule IV hereto (the “Subsidiaries”), and the Company has no other direct or indirect subsidiaries and there is no other company over which it has direct or indirect effective control. Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the lack of corporate power and authority or failure to be so qualified or be in good standing has been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and its business licenses are in full force and effect. All of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, and are free and clear of all liens, encumbrances, equities or claims. All the registered capital of each Subsidiary has been fully paid, except as described in Schedule IV hereto. None of the equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(f) This Agreement has been duly authorized, executed and delivered by the Company; to ensure the legality, validity or admissibility into evidence in the Cayman Islands or the People’s Republic of China (the “PRC”), which, for purposes of this Agreement, excludes Taiwan, the Hong Kong Special Administrative Region (“Hong Kong”) and the Macau Special Administrative Region, of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or the PRC or that any stamp or similar tax in the Cayman Islands or the PRC be paid on or in respect of this Agreement provided that if it becomes necessary to bring the this Agreement into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on this Agreement.

(g) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Ordinary Shares (including the Shares represented by the ADSs to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares represented by the ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The ADSs to be sold by the Company and the Shares represented thereby have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such ADSs and Shares will not be subject to any preemptive or similar rights.

(j) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(k) The ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(l) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding any such Shares or ADSs; and except as set forth in the Time of Sale Prospectus and Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities.

(m) The terms of the Deposit Agreement, the ADSs and the ADRs conform in all material respects as to legal matters to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(n) The Shares may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Company and the Selling Shareholders to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States.

(o) The ADSs have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance.

(p) Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable laws or regulations of the United States, the PRC or the Cayman Islands, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) in violation of its respective Memorandum and Articles of Association, certificate of incorporation, by-laws or other constitutive documents, (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except, in the case of clauses (i) and (iii), for such violations and defaults as would not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. None of the businesses, activities, agreements or commitments of the Company or its Subsidiaries is unauthorized or exceeds the business scope of its respective business licenses, except to the extent that the failure to be so authorized or to operate within the business scope of its respective business license has been corrected, remedied, rectified or waived or has been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or where such failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(q) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not (i) contravene any provision of applicable law or the Memorandum and Articles of Association, the certificate of incorporation, by-laws or other constitutive documents of the Company or its Subsidiaries, (ii) conflict with, or result in a breach or violation of, any of terms or provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults, or contraventions as would not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the ADSs.

(r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s) There are no legal or governmental proceedings in progress or pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable PRC laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(w) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(x) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs or Shares registered pursuant to the Registration Statement or the ADS Registration Statement.

(y) Prior to or concurrently with the Closing Date (as defined in Section 5 hereof), all outstanding preferred shares of the Company will be converted into Ordinary Shares and all such Ordinary Shares will be duly and validly authorized and will be duly and validly issued and fully paid and non-assessable.

(z) Except as disclosed in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries.

(aa) (A) Neither the Company nor any of its Subsidiaries, nor, while acting on behalf of the Company or any of its Subsidiaries, any director, officer or employee, or, to or with the Company’s knowledge, any agent or representative (including distributors) of the Company or of any of its Subsidiaries, has taken, or will take, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable anti-corruption laws, including to the extent applicable the U.S. Foreign Corrupt Practices Act; (B) The Company and its Subsidiaries have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with applicable anti-corruption laws, including the United States Foreign Corrupt Practices Act as applicable, and with the representation and warranty contained herein; (C) No government has notified the Company or any of its Subsidiaries of any actual or alleged violation or breach of any anti-corruption laws; (D) No Person has notified the Company or any of its Subsidiaries of any actual or alleged violation or breach of any anti-corruption laws; and (E) To the knowledge of the Company, none of the Company or any of its Subsidiaries is or has been under investigation by any government for alleged violation(s) of any anti-corruption laws. Other than routine compliance and audit activities, none of the Company or its Subsidiaries (in case of Beijing Libeier Biology Engineering Research Institute Co., Ltd., since its acquisition by the Company) has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records relating to the Company’s or any of its Subsidiaries’ compliance with any anti-corruption laws, nor, to the knowledge of the Company, is there any basis for any such audit.

(bb) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced thereunder by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)(i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Entity, any director or officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or additionally in the case of an entity, is owned or controlled by a Person that is:

(A) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), or

(B) organized or resident in a country or territory that is the subject of Sanctions, specifically Burma/Myanmar, Cuba, Iran, North Korea, Sudan or Syria.

(ii) The Entity covenants that it will not, directly or indirectly, use the proceeds of the offering:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any manner that will cause a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in Schedule V hereto, it has not for the past five years knowingly engaged in, is not now knowingly engaged in, and has no current plans to engage in, any dealings or transactions with any Person or government that is currently the target of Sanctions.

(iv) The Company and its Subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with the representations, warranties and covenants contained in this Section 1(cc).

(dd) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries.

(ee) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(ff) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. To the best of the Company’s knowledge, the products, processes and inventions of the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries or are otherwise referenced in the Time of Sale Prospectus and the Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, including any patent or trade secret right held by or assignable to any third person.

(gg) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, distributors or contractors that could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(hh) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(ii) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (A) the Company and its Subsidiaries possess all necessary licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits issued by, and have made all declarations and filings with, the appropriate domestic or foreign governmental agency or body or any stock exchange authority or any other regulatory body having jurisdiction over the Company or any of its Subsidiaries and their respective assets and properties for the Company and each of its Subsidiaries necessary to conduct their respective businesses, except for those licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits, declarations or filings where failure to possess or make would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (B) the Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits; (C) all of such licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits are valid and in full force and effect; (D) none of such licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits contains any materially burdensome restrictions or conditions; (E) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances or permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (F) neither the Company nor any of its Subsidiaries has any reason to believe that any such licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits will not be renewed in the ordinary course.

(jj) Other than as disclosed in the Time of Sale Prospectus and the Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Subsidiaries and any director or executive officer of the Company or any of the Subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children and any enterprise in which he/she holds a substantial interest in voting power ); and there are no material relationships or related party transactions between the Company or any of the Subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders on the other hand which, although required to be disclosed, are not disclosed in the Time of Sale Prospectus and Prospectus.

(kk) Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ending December 31, 2010 and does not expect to become a PFIC in the future.

(ll) Each of the Company and its Subsidiaries has paid all taxes required to be paid through the date hereof and all returns, reports or filings that ought to have been made by or in respect of the Company and its Subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and the Subsidiaries are incorporated or managed or engage in business have been made and all such returns are correct and on a proper basis and are not the subject of any dispute with the relevant revenue or other appropriate authorities and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due from such authorities have been paid in full, except, in each case, as would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole; the provisions included in the audited and unaudited consolidated financial statements as set forth in the Time of Sale Prospectus and the Prospectus included appropriate provisions required under generally accepted accounting principles in the U.S. for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of the Subsidiaries has received notice of any tax deficiency with respect to the Company or any of the Subsidiaries which remains unresolved.

(mm) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the Cayman Islands or any political subdivision or taxing authority thereof in connection with the deposit with the Depositary of the Shares by the Sellers against the issuance of ADRs evidencing the ADSs, the sale and delivery by the Sellers of the ADSs to or for the respective accounts of the several Underwriters or the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement and the Prospectus.

(nn) The audited and unaudited consolidated financial statements (and the notes and schedules thereto) of the Company and the Subsidiaries included in the Time of Sale Prospectus and the Prospectus (including without limitation interim financial statements) present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates specified therein and the consolidated results of operations and changes in consolidated financial position of the respective entities for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the U.S. applied on a consistent basis throughout the periods presented (other than as described therein); and the summary and selected consolidated financial data and other unaudited financial information contained in the Time of Sale Prospectus and the Prospectus (including without limitation unaudited interim financial statements and unaudited quarterly financial information included in the Time of Sale Prospectus and the Prospectus) present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein subject, in the case of interim financial information, to ordinary year-end adjustments consistent with past practice; the assumptions used in preparing the pro forma and as adjusted financial statements included in the Time of Sale Prospectus and the Prospectus as of the dates specified provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Ernst & Young Hua Ming, who has expressed an opinion on the financial statements of the Company and its Subsidiaries for the years ended December 31, 2008 and 2009 and statements of operations and cash flows of Beijing Libeier Biology Engineering Research Institute Co., Ltd. for the period from January 1 to June 30, 2008, is an independent public accounting firm within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(oo) The section of the Time of Sale Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” accurately and fairly describes (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(pp) The section of the Time of Sale Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” accurately and fairly describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its Subsidiaries for capital resources.

(qq) Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(rr) None of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company or (iv) transferring any of its property or assets to the Company or any other Subsidiaries of the Company; except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries that are wholly foreign-owned enterprises, after full payment of withholding tax under the PRC laws may be converted into foreign currency that may be freely transferred out of the PRC without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties in the PRC or its jurisdiction of incorporation (except for relevant tax clearance certificates).

(ss) The Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders and Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder and Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(tt) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) and any official clarifications guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules and Related Clarifications from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors and officers that signed the Registration Statement and each such director and officer has confirmed that he or she understands such legal advice.

(uu) The issuance and sale of the ADSs, the listing and trading of the ADSs on the NYSE or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement did not and does not contravene any provision of the M&A Rules and Related Clarifications, and is not and will not be, as of the date hereof or at the Closing and an Option Closing Date, if any, adversely affected by the M&A Rules and Related Clarifications.

(vv) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ww) None of the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(xx) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares or American Depositary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934 (the “Exchange Act”)) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(zz) Since the date of the latest audited financial statements included in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aaa) Other than as disclosed in the Time of Sale Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(bbb) None of the Company and its Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(ccc) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the captions “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and the descriptions of the events and transactions set forth in the Time of Sale Prospectus and the Prospectus under the captions “Our History and Corporate Structure” are accurate, complete and fair; any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked and each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each preliminary prospectus, the Time of Sale Prospectus, the Prospectus and each free writing prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(ddd) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 21 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under the laws of the PRC, the choice of law provisions set forth in Section 21 hereof will be recognized by the courts of the PRC and any judgment obtained in any of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments; and the Company has the power to designate, appoint and empower, and pursuant to Section 15(b) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15(b) hereof.

(eee) The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a New York Court against the Company based upon this Agreement, the Deposit Agreement and any instruments or agreements entered into by the Company for the consummation of the transactions contemplated herein and therein under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. The Company is not aware of any reason why the enforcement in the Cayman Islands of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands.

(fff) There are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(ggg) There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or any of the Company’s, or its Subsidiaries’ respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was confidentially submitted with the Commission, except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus.

(hhh) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(iii) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries registered outside of the PRC is (A) an enterprise registered outside of the PRC and funded by Chinese enterprises as its controlling investors and (B) considered as a PRC tax resident pursuant to Notice Guo Shui Fa [2009] 82 issued by the PRC State Administration of Taxation on April 22, 2009.

(jjj) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered.

(kkk) The Company has not offered, or caused the Representatives to offer, ADSs to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters as required by this Agreement or the Deposit Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby to each Underwriter.

2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally represents and warrants to and agrees with each of the Underwriters that:

(a) Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and [•], as Custodian, relating to the deposit of the Shares representing the ADSs to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the constituent documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

(d) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

(e) Such Selling Shareholder has, and immediately prior to the Closing Date and each Option Closing Date such Selling Shareholder will have, good and valid title to the Shares to be represented by the ADSs to be sold by such Selling Shareholder hereunder at such Closing Date or Option Closing Date, free and clear of all liens, encumbrances, equities or claims and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the ADSs and the Shares represented thereby to be sold by such Selling Shareholder; upon delivery of the ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(f) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the Cayman Islands or any political subdivision or taxing authority thereof in connection with the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs, the sale and delivery by such Selling Shareholder of the ADSs to or for the respective accounts of the several Underwriters or the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement and the Prospectus.

(g) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(h) The Shares represented by the ADSs to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States.

(i) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its Subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Time of Sale Prospectus to sell ADSs pursuant to this Agreement.

(j) As it relates to such Selling Shareholder, the Prospectus and each preliminary prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein.

(k) As it relates to such Selling Shareholder, the Registration Statement and any further amendments or supplements to the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein.

(l) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the ADSs, except for such rights as have been waived or which are described in the Registration Statement, Time of Sale Prospectus and Prospectus (and which have been complied with).

(m) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the ADSs that are to be sold by the Company or any other Selling Shareholder or the Shares represented thereby to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(o) There are no affiliations or associations between any member of FINRA and such Selling Shareholder, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as set forth in a questionnaire completed by such Selling Shareholder and delivered to the Representatives prior to the date of this Agreement; none of the proceeds received by such Selling Shareholder from the sale of the ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with”, as such terms are used in the Rules of FINRA) such member.

(p) Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Ordinary Shares or American Depositary Shares of the Company by means of any “prospectus” (within the meaning of the Securities Act), or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs or the Shares, in each case other than the then most recent preliminary prospectus.

(q) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to any free writing prospectus and represents that it has not distributed any written materials in connection with the offer or sale of the ADSs.

(r) Such Selling Shareholder has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(s)(i) Such Selling Shareholder represents that neither it nor, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, affiliate or representative of such Selling Shareholder, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively “Sanctions”), or;

(B) organized or resident in a country or territory that is the subject of Sanctions, specifically Burma/Myanmar, Cuba, Iran, North Korea, Sudan or Syria.

(ii) Such Selling Shareholder represents and covenants that it will not, directly or indirectly, use the proceeds of the offering:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or,

(B) in any other manner that will cause a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, investor or otherwise).

(iii) Such Selling Shareholder represents and covenants that, except as detailed in Schedule V hereto, it has not for the past five years knowingly engaged in, is not now knowingly engaged in, and has no current plans to engage in, any dealings or transactions with any Person or government that is currently the target of Sanctions.

Any certificate signed by any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the transactions contemplated hereby shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Agreements to Sell and Purchase.

(a) Each Seller agrees, severally and not jointly, hereby to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller, at a price of US$[—] per ADS (the “Purchase Price”), the number of Firm ADSs (subject to such adjustment to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers agree to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional ADSs at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Shareholders not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Seller agrees, severally and not jointly, to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from such Seller that portion of the number of Additional ADSs as to which such right shall have been exercised (subject to such adjustments to eliminate fractional shares as the Representatives may determine) determined by multiplying such number of Additional ADSs by a fraction, the numerator of which is the maximum number of Additional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Additional ADSs that all of the Underwriters are entitled to purchase hereunder.

4. Terms of Public Offering. The Representatives advise the Sellers that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Representatives further advise the Sellers that the ADSs are to be offered to the public initially at US$[—] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[—] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[—] per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery.

(a) Payment for the Firm ADSs to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on [—], 2010, or at such other time on the same or such other date, not later than [—], 2010, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [—], 2010 as shall be designated in writing by the Representatives.

(c) ADRs evidencing the Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. ADRs evidencing the Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date or an Option Closing Date, as the case may be, are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than [—] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or applicable Option Closing Date, as the case may be:

(i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an Attorney-in-Fact of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be.

(d) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, U.S. counsel for the Company, dated the Closing Date or applicable Option Closing Date, as the case may be, to the effect set forth in Exhibit A.

(e) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date or applicable Option Closing Date, as the case may be, to the effect set forth in Exhibit B.

(f) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Company, dated the Closing Date or applicable Option Closing Date, as the case may be, to the effect set forth in Exhibit C.

(g) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, a consent letter from Fangda Partners authorizing the Company to deliver its opinion to the Underwriters for their due diligence purposes, in form and substance satisfactory to the Underwrites.

(h) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date or applicable Option Closing Date, as the case may be, to the effect set forth in Exhibit D.

(i) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Selling Shareholders, dated the Closing Date or applicable Option Closing Date, as the case may be, to the effect set forth in Exhibit E.

(j) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Latham & Watkins, U.S. counsel for the Underwriters, dated the Closing Date or applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Jun He Law Offices, PRC counsel for the Underwriters, dated the Closing Date or applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l) The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date or applicable Option Closing Date, as the case may be, to the effect set forth in Exhibit F.

(m) The Underwriters shall have received, on each of the date hereof and the Closing Date or applicable Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than five days prior to the Closing Date.

(n) The “lock-up” agreements, each substantially in the form of Exhibit G hereto, between the Representatives and the individuals and entities listed on Schedule VI hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or applicable Option Closing Date, as the case may be.

(o) Certificates in negotiable form representing all of the Shares underlying the ADSs to be sold by the Company and each Selling Shareholder hereunder shall have been placed in custody with Citibank, N.A.- Hong Kong, as custodian for the Depositary.

(p) The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date or applicable Option Closing Date, as the case may be, certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Closing Date or applicable Option Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(q) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(r) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(s) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(t) No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement or the ADS Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

(u) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any governmental or regulatory agency before any governmental or regulatory agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under PRC laws, rules and regulations, the issuance of the Shares or the sale of the ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement, the Deposit Agreement or the Powers of Attorney.

(v) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications or other applicable PRC laws and regulations which in the sole judgment of the Representatives would make it inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Closing Date or applicable Option Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(w) On the Closing Date or applicable Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(x) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(y) On the Closing Date or applicable Option Closing Date, as the case may be, the Representatives shall have received a certificate of the Chief Financial Officer of the Company dated such Time of Delivery to the effect set forth in Exhibit H.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by, the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if counsel for the Underwriters believe it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if counsel for the Underwriters believe it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved ADSs are offered in connection with the Directed Share Program.

To apply the net proceeds from the sale of the ADSs sold by the Company hereunder in the manner described under the caption “Use of Proceeds” in the Prospectus. Not to directly or indirectly use the proceeds of the sale of the ADSs sold by the Company hereunder to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or, in any manner that will cause a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, investor or otherwise).

(j) Prior to the Closing Date or applicable Option Closing Date, as the case may be, to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date or applicable Option Closing Date, as the case may be.

(k) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(l) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment or issuance of the Shares and ADSs, the sale to the Underwriters of the ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement.

(m) Not, at any time after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs, in each case other than the Prospectus.

(n) To use its reasonable commercial efforts to cause each shareholder, option holder and Participant of the Company that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(o) To deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(p) Not to, without the prior written consent of the Representatives on behalf of the Underwriters, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares representing Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares representing Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or American Depositary Shares representing Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or American Depositary Shares representing Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or American Depositary Shares representing Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (other than a registration statement on Form S-8).

The restrictions contained in the preceding paragraph shall not apply to (a) the ADSs to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares representing Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares representing Ordinary Shares during the 180-day restricted period [, or (d) the grant or issuance of any share option or other securities of the Company pursuant to any share option or similar equity incentive or compensation plan of the Company]. Notwithstanding the foregoing, if (a) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Prior to the Closing Date and each Option Closing Date, such Selling Shareholder will deposit, or cause to be deposited on such Selling Shareholder’s behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date or Option Closing Date, as the case may be.

(b) Such Selling Shareholder will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(c) Such Selling Shareholder will indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement.

(d) Such Selling Shareholder will pay or cause to be paid all taxes, if any, on the transfer and sale of the ADSs being sold by such Selling Shareholder.

(e) Such Selling Shareholder will not, at any time after the execution of this Agreement, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs, in each case other than the Prospectus.

(f) Each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including, as applicable: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares and ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by, the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or ADSs under state securities laws and all expenses in connection with the qualification of the ADSs and the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), (v) all filing fees and the reasonable fees and disbursements of counsel to the underwriters incurred in connection with the review and qualification of the offering of the ADSs by FINRA, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs, ADRs and Shares and all costs and expenses incident to listing the ADSs on the NYSE, (vii) the cost of printing certificates representing the Shares, ADSs or ADRs, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, (xi) all reasonable documented fees and disbursements of counsel incurred by Piper Jaffray in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by Piper Jaffray in connection with the Directed Share Program and (xii) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including, without limitation fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares and ADSs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky Application or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below[, but in any case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to the net proceeds received by it from the sale of ADSs under this Agreement].

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendment or supplement thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky Application or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the fifteenth paragraph under the caption “Underwriting”.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint. [The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the net proceeds received by each such Selling Shareholder under this Agreement.]

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless the Representatives, each person, if any, who controls the Representatives within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Representatives within the meaning of Rule 405 of the Securities Act (the “Representative Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Reserved ADSs that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Representative Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Representative Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Representative Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Representative Entity, shall retain counsel reasonably satisfactory to the Representative Entity to represent the Representative Entity and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Representative Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Representative Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Representative Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Representative Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Representative Entities. Any such separate firm for the Representative Entities shall be designated in writing by the Representatives. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Representative Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Representative Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Representative Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Representatives, effect any settlement of any pending or threatened proceeding in respect of which any Representative Entity is or could have been a party and indemnity could have been sought hereunder by such Representative Entity, unless such settlement includes an unconditional release of the Representative Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Representative Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Representative Entity thereunder, shall contribute to the amount paid or payable by the Representative Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Representative Entities on the other hand from the offering of the Reserved ADSs or (ii) if the allocation provided by clause 12(a)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(a)(i) above but also the relative fault of the Company on the one hand and of the Representative Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Representative Entities on the other hand in connection with the offering of the Reserved ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Reserved ADSs (before deducting expenses) and the total underwriting discounts and commissions received by the Representative Entities for the Reserved ADSs, bear to the aggregate Public Offering Price of the Reserved ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Representative Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Representative Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Representative Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Representative Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Representative Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Representative Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Representative Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Reserved ADSs distributed to the public were offered to the public exceeds the amount of any damages that such Representative Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Representative Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Reserved ADSs.

13. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange or the NASDAQ Global Market, the London Stock Exchange, the Hong Kong Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State, PRC, Hong Kong or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or a material adverse change in general economic, political or financial conditions that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or ADSs. The Company and each Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Sellers hereby appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, the United States of America, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company and the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. If for any reason the agent named above ceases to act as agent for service of process hereunder for the Company and the Selling Shareholders, the Company and the Selling Shareholders will appoint another person reasonably acceptable to the Representatives in the Borough of Manhattan, The City of New York, New York, as agent for service of process.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable in respect thereof.

18. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

19. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Sellers acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. The Sellers waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

20. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Head of Capital Markets, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to [No.1-8 Tianshan Road, Xinbei District, Changzhou, Jiangsu Province 213022, People’s Republic of China, Attention: Libo Yang; and if to the Selling Shareholders shall be delivered, mailed or sent to Libo Yang at the address above].

24. Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Sections 11 and 12 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of ADSs, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

25. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement, shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

26. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

28. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Sections 11 and 12, and is fully informed regarding said provisions.

Very truly yours,

CHINA KANGHUI HOLDINGS

By:
Name:
Title:

The Selling Shareholders named in Schedule II hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. International plc Piper Jaffray & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

By:	Piper Jaffray & Co.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased	Number of Additional ADSs To Be Purchased
Morgan Stanley & Co. International plc
Piper Jaffray & Co.
Cowen and Company, LLC
Canaccord Genuity Inc.

Total:

I-1

SCHEDULE II

LIST OF SELLING SHAREHOLDERS

Name of Selling Shareholder	Number of Firm ADSs To Be Sold
Huiying Jiang	555,660
Tingting Du	150,000
Gang Zhao	444,340
Wenmei Shi	185,000

Total:	1,335,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary prospectus dated [—], 2010

2.	Pricing information:

•

Number of ADSs to be sold by the Sellers: [—] ADSs representing [—] Ordinary Shares, plus up to [—] additional ADSs representing [—] Ordinary Shares subject to the Underwriters’ option to purchase additional ADSs.

•	Price per ADS to the public: [—]

III-1

SCHEDULE IV

SUBSIDIARIES

[—]

The registered capital of Changzhou Kanghui Medical Innovation Co., Ltd. is RMB407,300,000. As of the date of this Underwriting Agreement, only RMB188,157,400 of its total registered capital has been paid up and the rest of its registered capital is to be paid up by the second half of 2011.

IV-1

SCHEDULE V

ACTIVITIES OR BUSINESS WITH COUNTRIES

OR TERRITORIES SUBJECT TO OFAC

OR RELATED SANCTIONS

V-1

SCHEDULE VI

LIST OF PARTIES TO LOCK-UP AGREEMENT

VI-1

EXHIBIT A

FORM OF OPINION OF O’MELVENY & MYERS LLP,

U.S. COUNSEL FOR THE COMPANY

A-1

EXHIBIT B

FORM OF OPINION OF CONYERS DILL & PEARMAN,

CAYMAN ISLANDS COUNSEL FOR THE COMPANY

B-1

EXHIBIT C

FORM OF OPINION OF FANGDA PARTNERS,

PRC COUNSEL FOR THE COMPANY

C-1

EXHIBIT D

FORM OF OPINION OF O’MELVENY & MYERS LLP,

U.S. COUNSEL FOR THE SELLING SHAREHOLDERS

D-1

EXHIBIT E

FORM OF OPINION OF FANGDA PARTNERS,

PRC COUNSEL FOR THE SELLING SHAREHOLDERS

E-1

EXHIBIT F

FORM OF OPINION OF PATTERSON BELKNAP WEBB & TYLER LLP,

COUNSEL FOR THE DEPOSITARY

F-1

EXHIBIT G

FORM OF LOCK-UP LETTER

            , 200

Morgan Stanley & Co. International plc

Piper Jaffray & Co.

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc and Piper Jaffray & Co. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Kanghui Holdings, an exempted company limited by shares incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of              American Depositary Shares, each American Depositary Share representing              ordinary shares, par value $0.001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares representing Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares representing Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or American Depositary Shares representing Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or American Depositary Shares representing Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Ordinary Shares represented by the American Depositary Shares to be sold by the undersigned pursuant to the Underwriting Agreement, if any, (b) transactions relating to Ordinary Shares, American Depositary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, American Depositary Shares or other securities acquired in such open market transactions, (c) the exercise of any of the undersigned’s rights to acquire Ordinary Shares, American Depositary Shares or other securities of the Company issued pursuant to any share option or similar equity incentive or compensation plan of the Company for the issuance of share options or equity grants (collectively, “Equity Incentive Grants”), provided that, in each case, such plan is in effect as of the date of and disclosed in the Prospectus (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this agreement), (d) transfers of Ordinary Shares, American Depositary Shares or any security convertible into Ordinary Shares or American Depositary Shares (i) to an immediate family member or a trust formed for the benefit of an immediate family member, (ii) as a bona fide gift or (iii) through will or intestacy, (e) transfers or distributions of Ordinary Shares, American Depositary Shares or any security convertible into Ordinary Shares or American Depositary Shares to partners, members, shareholders or affiliates of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (x) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this agreement and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares or American Depositary Shares, shall be required or shall be voluntarily made during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares, provided that such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares during the period commencing on the date hereof and ending 180 days after the date of the Prospectus. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, American Depositary Shares representing Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares representing Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or American Depositary Shares representing Ordinary Shares except in compliance with the foregoing restrictions. For purposes of this paragraph, “immediate family” means the spouse, domestic partner, lineal descendants, father, mother, brother or sister of the transferor.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this agreement will terminate and the undersigned will be released from all of its obligations hereunder on Febuary 28, 2011 if the Public Offering shall not have occurred on or before such date.

G-3

Very truly yours,

(Name)

(Address)

G-4

EXHIBIT H

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE